ASSIGNMENT


         WHEREAS, I John J. Dupont, a citizen of the United States, residing at Lawrenceville, Georgia, am the inventor of an invention in AUTOMATIC FLAT RATE SETTING SYSTEM FOR FREIGHT FEEDER AIRCRAFT AND METHOD OF SETTING OF ENGINE FLAT RATE for which I have executed an application for Letters Patent of the United States on May 24, 2000; and

         WHEREAS, American Utilicraft Corporation, organized and existing under the laws of the State of Delaware and having a place of business at 300 Petty Road NE, Suite B, Lawrenceville, GA 30043 is desirous of obtaining the entire right, title and interest in, to and under the said invention and the said application;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in fulfillment of my pre-existing obligation of assignment contained in and subject to the revocation provisions of my employment agreement dated February 28, 1991 with the said American Utilicraft Corporation ("the Employment Agreement"), I, the said John
J. Dupont have sold, assigned, transferred and set over, and by these presents do hereby sell, assign, transfer and set over, subject to the right of revocation as set forth in the Employment Agreement, unto the said American Utilicraft Corporation, its successors, legal representatives and assigns, the entire right, title and interest in, to and under the said invention, and the said application and all divisions, renewals and continuations thereof, and all Letters Patent of the United States which may be granted thereon and all reissues and extensions thereof, and all applications for Letters Patent which may hereafter be filed for said invention in any country or countries foreign to the United States, and all Letters Patent which may be granted for said invention in any country or countries foreign to the United Stats and all extensions, renewals and reissues thereof and all rights of priority in any such country or countries based upon the filing of the said application for Letters Patent of the United States which are created by any law, treaty or international convention; and I hereby authorize and request the Commissioner of Patents of the United States, and any Official of any county or countries foreign to the United States, whose duty it is to issue patents on applications as aforesaid, to issue all Letters Patent for said invention to the said American Utilicraft Corporation, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

         AND I HEREBY covenant that I have full right to convey the entire interest herein assigned, and that I have not executed, and will not execute, any agreement in conflict herewith.

         AND I HEREBY further covenant and agree that I will communicate to said American Utilicraft Corporation, its successors, legal representatives and assigns, any facts known to me respecting said invention, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid the said American Utilicraft Corporation, its successors, legal representatives and assigns, to obtain and enforce proper patent protection for said invention in all countries.

         IN TESTIMONY WHEREOF, I hereunto set my hand and seal this 25th day of May, 2000.


                                   /s/ John J. Dupont                    L.S.
                                   --------------------------------------
                                   John J. Dupont